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                                                                    EXHIBIT 99.1

For additional information contact:

            Steve Goggiano                   CoSine Communications
            President & CEO                  1200 Bridge Parkway
            (650) 637-4777                   Redwood City, CA 94065
                                             Web Site: www.cosinecom.com

            Terry Gibson                     Phone: 650.637.4777
            Executive Vice President         Fax: 650.628.4200
            and CFO                          E-mail:
            650.637.4777                     investorrelations@cosinecom.com


              COSINE COMMUNICATIONS ANNOUNCES HEADCOUNT REDUCTIONS

REDWOOD CITY, CALIF., September 8, 2004 -- CoSine Communications, Inc. (Nasdaq:
COSN - News), a provider of managed, network-based IP and Broadband Services Delivery Platforms, today announced that after an extensive evaluation of strategic alternatives, the Company has initiated actions to lay-off most of its employees in September 2004, retaining a limited team of employees to provide customer support and handle matters related to the ongoing exploration of strategic alternatives. Management and the Board of Directors concluded that maintaining the Company's existing employee headcount was not necessary for any of the strategic alternatives currently under consideration and the ongoing employee-related expenditures could potentially decrease total stockholder value.

There can be no assurance that any transaction or other corporate action will result from the company's exploration of strategic alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing or terms and conditions of any such potential action, even if such an action does result from this exploration. CoSine does not intend to make any additional comments regarding such exploration unless and until developments warrant further disclosure.

ABOUT COSINE COMMUNICATIONS
CoSine Communications is a global telecommunications equipment supplier founded in 1998 to empower service providers to deliver a compelling portfolio of managed, network-based IP and Broadband services to consumers and business customers. From the edge of the network, several of the world's largest carriers use the CoSine platform to deliver customized and profitable network-based services to consumers and enterprises. For more information about CoSine Communications, visit the company's Web site at: www.cosinecom.com.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of
1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's financial performance, business restructuring and anticipated headcount reductions, exploration of strategic alternatives, and business outlook, expected performance and developments. The Company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, CoSine's ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine, the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, failure to achieve revenue growth and profitability, product development, commercialization and technology difficulties, manufacturing costs, the impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves, all as may be discussed in more detail on pages 29 through 35 of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2003 and on pages 23 through 28 of the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.